UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________
FORM 8-K
 ____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2018
____________________________
 VONAGE HOLDINGS CORP.
(Exact Name of Registrant as Specified in Charter)
 ____________________________

Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ	07733
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (732) 528-2600
(Former Name or Former Address, if Changed Since Last Report)
____________________________
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.    Completion of Acquisition or Disposition of Assets
On October 31, 2018, Vonage Holdings Corp. (“Vonage”), through its wholly-owned subsidiary Vonage NVM Holdings Limited, a private limited company organized under the laws of England & Wales, completed an offer (the “Offer”) for the acquisition of the entire issued and to be issued share capital of NewVoiceMedia Limited (“NewVoiceMedia”), a private limited company organized under the laws of England & Wales (the “Transaction”) for a total of $350 million in cash consideration.
Under the terms of the Offer, NewVoiceMedia shareholders (the “Shareholders”) will receive cash in the amount of approximately $341 million (approximately £260 million based on a 1.31335 GBP to USD exchange rate as of September 18, 2018) shortly after completion of the Offer. The Offer was implemented by way of a takeover offer (within the meaning of section 974 of the United Kingdom Companies Act 2006), and was funded with cash resources of Vonage and its existing credit facility.
In order to ensure that Vonage acquired the entire issued and to be issued share capital of NewVoiceMedia, it was agreed between Vonage and certain significant Shareholders holding at least 55% of the issued share capital of NewVoiceMedia (the “Dragging Shareholders”) that the drag along provisions (the “Drag”) set forth in the NewVoiceMedia articles of association would be exercised by the Dragging Shareholders. On October 12, 2018, the Dragging Shareholders issued a written notice to NewVoiceMedia in connection with their intention to exercise the Drag (the “Drag Along Notice”). On October 19, 2018, NewVoiceMedia issued a written notice (the “Call Notice”) to all Shareholders who did not sign the Drag Along Notice (the “Called Shareholders”) requiring such Called Shareholders, within ten calendar days of the Call Notice, to sell and transfer all of their shares to Vonage on terms no less favorable to the Called Shareholders than those agreed between the Dragging Shareholders and Vonage under the Offer.

This description is a summary and does not purport to be a complete description of the Transaction. It is qualified in its entirety by the full text of the Offer, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1, a deed of irrevocable undertaking from each of the directors of NewVoiceMedia and certain Shareholders, which are attached as Exhibits 10.1 and 10.2, respectively, of the Current Report on Form 8-K filed by Vonage with the U.S. Securities and Exchange Commission (the “SEC”) on September 20, 2018, and an Implementation and Management Warranty Deed among Vonage, NewVoiceMedia and certain members of NewVoiceMedia’s management, a copy of which is attached to this Current Report on form 8-K as Exhibit 10.3. Each of the foregoing exhibits is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The financial statements of NewVoiceMedia required by this Item are not included in this Current Report on Form 8-K. Such financial statements will be filed with the SEC on a Form 8-K/A no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed pursuant to Rule 3-05 of Regulation S-X.

(b)	Pro Forma Financial Information

Pro forma financial information relative to the acquired business is not included in this Current Report on Form 8-K. Such pro forma financial information will be filed with the SEC on a Form 8-K/A no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed pursuant to Article 11 of Regulation S-X.

(d)	Exhibits
See accompanying Exhibit Index for a list of the exhibits filed with this Current Report on Form 8-K.

EXHIBIT INDEX

Exhibit No.	Exhibit
2.1	Recommended Offer by Vonage Holdings Corp. for NewVoiceMedia Limited, dated September 20, 2018(1)
10.1	Form of Irrevocable Undertaking (Director)(2)
10.2	Form of Irrevocable Undertaking (Investor)(2)
10.3	Implementation and Management Warranty Deed, dated September 20, 2018, among each Warrantor provided therein, NewVoiceMedia Limited and Vonage Holdings Corp.(1)

(1)	Filed herewith.

(2)	Incorporated by reference to Vonage Holdings Corp.’s Current Report on Form 8-K (File No. 001-32887) filed on September 20, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date:	November 1, 2018	By:	/s/ Randy K. Rutherford
Randy K. Rutherford Chief Legal Officer